Execution Version

ASSIGNMENT OF CLAIMS AGREEMENT

This Assignment of Claims Agreement (this “Agreement”) is made and entered into as of the 30 day of September, 2019 (the “Effective Date”), by and between GlassBridge Enterprises, Inc., a Delaware corporation (“Assignor”), and Imation Enterprises Corp., a Delaware corporation (“Assignee”).

RECITALS

A. WHEREAS, Assignee is a wholly-owned subsidiary of Assignor; and

B. WHEREAS, the parties desire that Assignor assign to Assignee, and Assignee assume from Assignor, all of Assignor’s right, title and interest in the Priority Interest (as defined below) in exchange for an unsecured promissory note issued by Assignee in favor of Assignor in the principal amount of Nine Million Dollars ($9,000,000), substantially in the form attached hereto as Exhibit A (the “Promissory Note”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Assignment of Priority Interest to the Assigned Claims; Rights in Connection with the Priority Interest.

a. Assignor hereby irrevocably assigns and remits to Assignee, and Assignee hereby assumes from Assignor, all of Assignor’s right, title and interest to the first $14,380,270 actually collected by Assignor (the “Priority Interest”) in connection with the Assignor’s Claims Interest (as defined below). The parties acknowledge and agrees that (i) Assignor may receive payments in connection with the Assignor’s Claims Interest in one or more installments, and consequently, the remittance of payment in connection with the Priority Interest may occur in one or more installments, which shall be made promptly after receipt by Assignor, (ii) the outcome of the Levy Claims are uncertain and Assignor makes no representation or warranty with respect to their success or the outcome of the underlying litigation in connection with the Levy Claims, and (iii) no action or omission on the part of Assignor in exercising or failing to exercise its rights in connection with Assignor’s Claims Interest or in connection with or arising from all or part of the Levy Claims shall make Assignor liable to Assignee for any loss or failure to receive payment arising from the Priority Interest.

b. For purposes of this Agreement, the term “Assignor’s Claims Interest” means the Assignor’s right to receive payment from IMN Capital Holding Inc. (“IMN”) in connection with the settlement or final adjudication (without any ability to further appeal by any party) (“Settlement”) as to all demands, claims, counterclaims, cross-claims, third-party-claims, damages, fees (including attorney’s fees), costs and expenses, brought and raised on any matters arising from the claims and causes of action set forth on Exhibit B hereto (collectively, the “Levy Claims”).

2. Consideration. In consideration of Assignor’s assignment of the Priority Interest to Assignee, contemporaneously with the execution and delivery of this Agreement by each of the parties hereto, Assignee shall issue to Assignor the Promissory Note.

3. Further Assurances. Assignor shall, at any time and from time to time after the Effective Date, upon the request of Assignee, execute, acknowledge and deliver all such further deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further actions, as shall be necessary or desirable to give effect to the transactions hereby consummated and to collect and reduce to the possession of Assignee any and all of the interests and assets hereby transferred by Assignor to Assignee.

4. Information and Participation Rights. The parties agree that:

a. Assignor shall provide Assignee with any updates Assignor receives regarding the litigation process in connection with the Levy Claims (i) at the request of any member of the Board of Directors of Assignee (but not more than once per calendar quarter) or (ii) upon any Settlement or material court action relating to the Levy Claims;

b. Assignor shall provide to Assignee drafts of all material, substantive legal submissions and responses it receives in connection with the Levy Claims; and

c. Assignee has the right to provide input into the litigation process in connection with the Levy Claims, including providing comments to draft submissions made available for comment to Assignor by IMN; provided that nothing in this Agreement entitles Assignor the right to direct or otherwise control such litigation or any portion thereof.

5. Successors. This Agreement shall be binding upon Assignor and upon Assignor’s successors and assigns and shall inure to the benefit of Assignee and its successors and assigns.

6. Representations and Warranties. Each of Assignor and Assignee represents and warrants to the other that: (a) it has all requisite power and authority to execute and deliver this Agreement and any other assignments, instruments and documents to be executed and delivered to effectuate the assignment and assumption contemplated hereby (collectively, the “Assignment Documents”); (b) its execution and delivery of this Agreement and the other Assignment Documents and the performance of its obligations hereunder and thereunder have been authorized by all necessary action and do not violate any laws, regulations or orders by which it is bound; and (c) this Agreement and the other Assignment Documents constitute its legal, valid and binding obligations, enforceable against it in accordance with the terms hereof and thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar applicable laws affecting creditors’ rights generally. Assignor further represents and warrants that (i) except as set forth on Schedule 6 hereto, Assignor is the true and lawful owner of the Assignor’s Claims Interest and has good title to the same; (ii) except as set forth on Schedule 6 hereto, Assignor has made no prior assignment or sale of the Assignor’s Claims Interest and Assignor has not granted to any other person or entity has any right, title, or interest therein; (iii) the execution and delivery of this Agreement and the other Assignment Documents by Assignor and the assignment of all its right, title, and interest in and to the Priority Interest does not contravene any agreement to which Assignor is a party or by which it is bound; and (iv) except as set forth on Schedule 6 hereto, no liens, encumbrances, charges, security interests or obligations of any kind exist on the date hereof against the Assignor’s Claims Interest.

7. Choice of Law. This Agreement shall be governed by, and construed in accordance with the laws of the New York (without giving effect to the principles thereof relating to conflicts of laws to the extent such principle would direct the application of law of another jurisdiction).

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8. Third Party Beneficiary. This Agreement is entered into for the sole protection and benefit of the parties hereto and their respective successors and assigns, and no other person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with this Agreement, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement.

9. Successors and Assigns. This Agreement and the representations and warranties, covenants and agreements herein contained shall inure to the benefit of and shall bind the respective parties hereto and their respective successors and assigns.

10. Entire Agreement. This Agreement is intended to embody the final, complete and exclusive agreement among the parties with respect to the subject matter hereof and is intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

11. Amendments. This Agreement shall not be altered, modified or amended except by a written instrument signed by each of the parties hereto.

12. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

ASSIGNOR:

GLASSBRIDGE ENTERPRISES, INC.,
a Delaware corporation

By:	/s/ Daniel Strauss
Name:	Daniel Strauss
Title:	Chief Executive Officer and Chief Operating Officer

ASSIGNEE:

IMATION ENTERPRISES CORP.,
a Delaware corporation

By:	/s/ Daniel Strauss
Name:	Daniel Strauss
Title:	President and Treasurer

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EXHIBIT A

Form of Promissory Note

(attached)

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EXHIBIT B

Levy Claims

Company holding the Claim	Jurisdiction	Court or Tribunal	Matter Name and Identifying Number
Imation Europe BV	France	Cour D’Appel De Paris	16/08482 -N° Portalis 35L7- V-B7A-BYR7B

Imation Europe BV	Dutch	District Court of The Hague	C/09/489719/HA ZA 15-659

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SCHEDULE 6

Assignor and the U.S. Pension Benefit Guaranty Corporation (the “PBGC”) entered into an agreement on May 13, 2019 to terminate the Imation Cash Balance Pension Plan (the “Plan”) based on PBGC’s finding that (i) the Plan did not meet the minimum funding standard required under Section 412 of the Internal Revenue Code of 1986, as amended; (ii) the Plan would be unable to pay benefits when due and (iii) the Plan should be terminated in order to protect the interests of the Plan participants. Assignor and any other members of Assignor’s controlled group (within the meaning of 29 U.S.C. §1301(a)(14)) (collectively, and including the Company, the “Controlled Group Members”)) are jointly and severally liable to the PBGC for all liabilities under Title IV of ERISA in connection with the Plan’s termination, including unfunded benefit liabilities, due and unpaid Plan contributions, premiums, and interest on each of the foregoing, as a result of which a lien in favor of the Plan, on all property of each Controlled Group Member, arose and was perfected by PBGC (the “Lien”).

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